SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CF Industries Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement Dated April 23, 2018 to the Proxy Statement

for the 2018 Annual Meeting of Stockholders of CF Industries Holdings, Inc.

On March 29, 2018, CF Industries Holdings, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 10, 2018, at 10:00 a.m., local time, adjacent to the Company’s corporate headquarters at 3 Parkway North, Deerfield, Illinois 60015. The Proxy Statement was first sent or made available to stockholders on or about March 29, 2018.

This supplement to the Proxy Statement (this “Supplement”) provides updated information with respect to Proposal 3, under which the Company’s Board of Directors (the “Board”) is seeking stockholder ratification of the retention of the provisions of the Company’s certificate of incorporation and bylaws that give holders of record of at least 25% of the voting power of all outstanding shares of the Company’s common stock the ability, subject to satisfaction of specified procedural requirements and limitations, to require the Company to call a special meeting of stockholders (the “Special Meeting Provisions”).

On April 20, 2018, the Board amended the Special Meeting Provisions of the Company’s bylaws. The amendment, by reducing certain of the limitations designed to prevent duplicative and unnecessary meetings, expands the circumstances under which stockholders may require the Company to call a special meeting of stockholders. In particular, the amendment modified bylaw provisions that, prior to the amendment, would eliminate proposals that (1) are substantially similar to another item that was presented at a meeting of stockholders previously held within a specified look-back period prior to delivery of the special meeting request, which look-back period was 12 months for an item other than the election or removal of directors and 90 days for the election or removal of directors; or (2) are substantially similar to another item that is included in the Company’s notice of meeting as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 120 days of the Company’s receipt of the special meeting request. The amendment modified the provisions described in clause (1) of the immediately-preceding sentence by reducing the look-back period for substantially similar items other than the election or removal of directors from 12 months to 90 days, and the amendment modified the provisions described in clause (2) of the immediately-preceding sentence so that the limitation imposed by those provisions no longer eliminates items that are substantially similar to an item that the Company includes in its notice for a meeting that the Company, after receiving the applicable special meeting request, calls for a date within 120 days of the Company’s receipt of the special meeting request.

A copy of the Special Meeting Provisions of the Company’s certificate of incorporation is included in this Supplement as Appendix A, and a copy of the Special Meeting Provisions of the Company’s bylaws, as amended as described above, is included in this Supplement as Appendix B.

Stockholder Engagement

As described under the heading “Stockholder Engagement” on page 4 of the Proxy Statement, in connection with the Annual Meeting, we contacted the holders of over 60% of our outstanding shares to solicit feedback on our governance and executive compensation practices and other matters to be considered at the Annual Meeting. We engaged on those topics with the holders of approximately 45% of our outstanding shares.  The feedback received during these meetings indicated that investors are supportive of our compensation and governance practices.

In addition to a general discussion of our compensation and governance practices, these engagements specifically included a discussion of Proposal 3 in the Proxy Statement regarding the Special Meeting Provisions and the Company’s exclusion of a stockholder proposal seeking a reduction in the ownership threshold in the Special Meeting Provisions.

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APPENDIX A

Article IX(B)

of the

Second Amended and Restated Certificate of Incorporation

of

CF Industries Holdings, Inc.

(B)       Unless otherwise required by law, special meetings of stockholders may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and (iv) subject to the provisions of the Corporation’s By-Laws, a special meeting of stockholders shall be called by the Secretary of the Corporation upon written request of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation’s By-Laws.  Subject to the rights of the holders of any shares of Preferred Stock, special meetings of stockholders may not be called by any other person or persons.  At such special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as were specified in the notice thereof.

A-1

APPENDIX B

Article II, Section 3

of the

Fourth Amended and Restated Bylaws

of

CF Industries Holdings, Inc.

(As Amended Effective April 20, 2018)

Section 3.  Special Meetings

Unless otherwise required by law, Special Meetings of Stockholders may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and (iv) subject to the provisions of this Section 3 and all other applicable sections of the Bylaws, a Special Meeting shall be called by the Secretary of the Corporation upon written request in proper form (a “Special Meeting Request”) to the Secretary of one or more record holders of common stock of the Corporation representing at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock which shares are determined to be “Net Long Shares” in accordance with this Section 3 (the “Requisite Percentage”).  Subject to the rights of the holders of any shares of preferred stock, Special Meetings of the Stockholders may not be called by any other person or persons.

For purposes of this Section 3 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares of common stock beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition (i) the date the tender offer is first announced or otherwise made known by the bidder to holders of the security to be acquired shall instead be the date for determining and/or documenting a stockholder’s or beneficial owner’s Net Long Shares and (ii) the reference to the highest tender price shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (iii) the person whose securities are the subject of the offer shall refer to the Corporation and (iv) a “subject security” shall refer to the outstanding common stock of the Corporation; and (y) to the extent not covered by such definition, the net long position of such holder shall be reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Corporation, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholder (as defined below) are acting in concert with the Requesting Stockholder with respect to the calling of the Special Meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.

A Special Meeting Request must be delivered to or mailed to the attention of the Secretary at the principal executive offices of the Corporation. To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”), and include (i) a statement of the specific purpose(s) of the Special Meeting and the matters proposed to be acted on at the Special Meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the Special Meeting, and any material interest in such business of each Requesting Stockholder; (ii) in the case of any director nominations proposed to be presented at the Special Meeting, the information required by clauses (a)(i) through (a)(vii) of the fourth paragraph of Article II, Section 5 of these Bylaws and clauses (b)(i) through (b)(vi) and clause (b)(xi) of the fourth paragraph of Article II, Section 5 of these Bylaws, including with respect to each Requesting Stockholder; (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the Special Meeting, the information required by clauses (i) through (vi) and clause (x) of the fourth paragraph of Article II, Section 4 of these Bylaws, including with respect to each Requesting Stockholder; (iv) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting; (v) a representation as to whether the Requesting Stockholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the Special Meeting; (vi) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Stockholders following the delivery of such Special Meeting Request and prior to the Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the Special Meeting or otherwise publicly disclose such date. Each Requesting Stockholder is required to update the notice delivered pursuant to this Section 3 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five (5) business days before the scheduled date of the Special Meeting as to which the Special Meeting Request relates.

In determining whether a Special Meeting has been requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders and ending on the date of the next Annual Meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), including the election or removal of director(s), was presented at an Annual Meeting of Stockholders or Special Meeting held not more than ninety (90) days before the Special Meeting Request is delivered; (v) a Similar Item, including the election or removal of director(s), is included in the Corporation’s notice of meeting as an item of business to be brought before an Annual Meeting of Stockholders or Special Meeting that has been called by the time the Special Meeting Request is delivered but not yet held; or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

Except as otherwise provided in this Article II, Section 3, a Special Meeting held following a Special Meeting Request shall be held at such time and place, either within or without the State of Delaware, as may be fixed by the Board of Directors.

A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the Corporation at any time prior to the Special Meeting. If, following such revocation (or deemed revocation pursuant to clause (vi) of the third paragraph of this Section 3), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.

If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Business transacted at any Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such Special Meeting and (ii) any additional matters the Board of Directors determines to submit to the stockholders at such Special Meeting. The chairman of a Special Meeting shall determine all matters relating to the conduct of the Special Meeting, including, without limitation, determining whether to adjourn the Special Meeting and whether any nomination or other item of business has been properly brought before the Special Meeting in accordance with these Bylaws. If the chairman of a Special Meeting determines that business was not properly brought before the Special Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.